Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
WEDNESDAY, JULY 14, 2010
DIAMONDROCK RAISES GUIDANCE AND ANNOUNCES AGREEMENT TO ACQUIRE THE RENAISSANCE CHARLESTON HISTORIC DISTRICT HOTEL
BETHESDA, Maryland, Wednesday, July 14, 2010 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced preliminary results of operations for its second fiscal quarter ended June 18, 2010, which exceeded the Company’s previous guidance. Concurrently, the Company updated full year guidance for 2010 to incorporate operating performance and recent acquisition activity. In addition, the Company announced that it had signed a definitive purchase and sale agreement to acquire the 166-room Renaissance Charleston Historic District Hotel located in Charleston, South Carolina and provided updates on the recent acquisitions of the Hilton Minneapolis and the senior loan secured by the Allerton Hotel in Chicago.
Preliminary Second Quarter Results
The projected financial information contained herein for the Company’s second fiscal quarter ended June 18, 2010 is based on preliminary results of operations and has been derived from the Company’s unaudited financial statements. These financial statements are subject to normal and recurring adjustments that may arise during the completion of the financial statement closing process. Such adjustments could result in changes to these preliminary results. The second fiscal quarter financial information presented excludes the results of operations of the Hilton Minneapolis and the cash interest received on the senior loan secured by the Allerton Hotel in Chicago, which will be included in the Company’s reported results beginning in the third fiscal quarter.
While the Company has not finalized its quarterly financial statement closing process for the second quarter beginning March 27, 2010 and ended June 18, 2010, it currently expects to report the following:
•	RevPAR growth of 6.1% compared to the second quarter of 2009.

•	Hotel Adjusted EBITDA margin expansion of approximately 65 basis points compared to the second quarter of 2009.

•	Adjusted EBITDA of approximately $35.5 million, which represents an increase of approximately $3 million from the second quarter of 2009.

•	Adjusted FFO between $21 and $21.5 million.

•	Adjusted FFO per share of approximately $0.15 based on 138.8 million diluted weighted average shares.
If the second quarter results of the Hilton Minneapolis and Renaissance Charleston were included in the Company’s second quarter results, Adjusted EBITDA would have been approximately $4.7 million greater than indicated above.
Mark Brugger, Chief Executive Officer of DiamondRock Hospitality Company, stated, “Second quarter results exceeded our internal expectations as operating fundamentals have improved with each operating period this year. Seven of the Company’s hotels recorded double digit RevPAR improvement during the second quarter and almost half were able to increase average daily rate. Chicago surpassed expectations with RevPAR at the Chicago Downtown Marriott and Oak Brook Hills Marriott increasing over 31 percent in the last period of the quarter and approximately 8.4 percent for the quarter overall; RevPAR at the Conrad Hilton Chicago increased 28 percent in June, which we will include in our third quarter results. New York continues to be exceptionally strong, with our hotels achieving RevPAR gains greater than 21 percent during the second quarter; our Courtyard Fifth Avenue alone experienced RevPAR growth of over 31 percent in the last period of the quarter.”
Updated Full Year Operating Guidance
The Company is updating full year guidance at this time, which is based upon the recent operating forecasts prepared by its hotel operators and also includes anticipated period of ownership results from the Hilton Minneapolis and the Renaissance Charleston, as well as expected cash receipts from the senior loan secured by the Allerton Hotel. The Company is not providing quarterly guidance. Achievement of the anticipated results is subject to the risks disclosed herein and in the Company’s filings with the Securities and Exchange Commission.
For the full year 2010, the Company is raising its guidance to the following:
•	RevPAR growth of 2 percent to 4 percent.

•	Adjusted EBITDA of $132 million to $136 million.

•	Adjusted FFO of $83 million to $85 million, which assumes income tax expense to range from $3.5 million to $5.5 million.

•	Adjusted FFO per share of $0.57 to $0.59 based on 144.4 million diluted weighted average shares.
The mid-point of the Company’s full year 2010 Adjusted EBITDA guidance increased $17.5 million from the mid-point of prior guidance. This increase is attributable to the improved same-store results from the Company’s existing portfolio of approximately $5 million, $10 million of Adjusted EBITDA from the period of ownership results of the Hilton Minneapolis and Renaissance Charleston, and projected cash interest payments of approximately $2.5 million from the senior loan securing the Allerton Hotel.

If the 2010 full year results of the Hilton Minneapolis and Renaissance Charleston were included, projected 2010 Adjusted EBITDA would be between $139 million and $143 million.
Mr. Brugger added, “The Company’s full year guidance reflects continued improvement in lodging fundamentals. Pro forma for our recent deals, the Company is trading at less than $190,000 per key. With an expected year-end Net Debt to EBITDA ratio of 4.4 times and a cash balance of approximately $160 million after the acquisition of the Renaissance Charleston, DiamondRock continues to be well positioned for opportunistic acquisitions.”
Agreement to Acquire the Renaissance Charleston Historic District Hotel
On July 1, 2010, the Company signed a definitive purchase and sale agreement to acquire the 166-room Renaissance Charleston Historic District Hotel (the “Renaissance”) located in Charleston, South Carolina. The contractual purchase price of $39 million represents an EBITDA multiple of 11.1 times the Renaissance’s 2010 full year forecast of $3.5 million. The hotel is projected to generate approximately $1.3 million of EBITDA during the Company’s ownership period in 2010. The operator expects the property to generate RevPAR growth of over 8% in 2010. The “off market” acquisition was sourced through DiamondRock’s strategic sourcing relationship with Marriott International. DiamondRock expects the acquisition to be completed within the next 30 days, subject to the satisfaction of customary closing conditions.
The Renaissance is located in Charleston’s Historic District and is proximate to the historical attractions, shopping and dining found in downtown Charleston. Charleston hosts approximately 4.0 million visitors per year, generating $2.8 billion in tourism revenue annually. Charleston is recognized for its historic significance, Southern charm and coastal beauty. The Company expects that the Renaissance will benefit from Charleston’s reputation as a top leisure destination.
The Company believes that demand for the Renaissance will be further increased by the following:
•	In October 2009, Boeing selected Charleston as the location for its second 787 Dreamliner production facility. The new 1.2 million square foot building is scheduled to open in mid-2011 and is expected to employ almost 4,000 people. As part of an agreement with the state of South Carolina, Boeing has agreed to invest at least $750 million in the project. In addition to production, the new facility will be used for customer aircraft delivery, 70% of which are expected to be sold to international customers. The Company expects the program to increase Charleston’s international exposure.

•	In May 2010, discount airline Southwest announced it will begin serving the Charleston International Airport within the next twelve months. Although the first flights will not commence until early 2011, the airline is estimated to bring 200,000 additional passengers to Charleston annually with an economic impact of approximately $140 million. Furthermore, the entry of Southwest Airlines in other markets has typically resulted in lower overall airfares, thereby increasing the attractiveness and affordability of the destination.

•	Charleston has also seen an increase in its cruise ship business. The 70 estimated cruise ships for 2010 are more than double the levels of 2009 and are expected to provide an economic benefit to the local economy of approximately $37 million. The State Ports Authority projects that as many as 100 ships could ultimately dock in Charleston, serving 200,000 passengers annually.
John Williams, President and Chief Operating Officer of DiamondRock Hospitality, stated, “We are delighted to be able to leverage our Marriott strategic sourcing relationship to acquire a well-positioned asset in a high barrier-to-entry destination location at an attractive purchase price. The Renaissance is positioned to benefit from general economic recovery plus several exciting market-specific demand generators. In particular, we believe that Boeing’s expansion in the market is a significant long-term demand generator. The Company continues to selectively target hotel acquisition opportunities that improve the overall portfolio quality and generate shareholder value.”
The operating results of the Renaissance are expected to exhibit seasonality weighted towards the Company’s second and fourth fiscal quarters. The following table presents a percentage breakdown of EBITDA for each of the trailing four quarters:

	Fiscal	Fiscal	Fiscal	Fiscal
	3Q 2009	4Q 2009	Q1 2010	Q2 2010
% of EBITDA	17%	28%	15%	40%
Hilton Minneapolis
The recently acquired Hilton Minneapolis is continuing its positive momentum. The local Hilton management team raised its 2010 operating forecast to RevPAR growth of 7.7% and EBITDA of $13.5 million, or an 11.5 times multiple relative to the Company’s $155.5 million investment. The hotel is projected to generate $8.6 million of Adjusted EBITDA during the Company’s ownership period in 2010. The hotel’s group booking pace for 2011 remains strong. The Company believes this demonstrates the hotel’s position as the best group meeting facility in this Top 20 MSA. The hotel projects that it will crossover into 2011 with approximately 130,000 definite group room nights, compared to 121,000 crossover room nights in 2009 for 2010. The hotel expects to pick up 21,000 in-the-year-for-the-year group room nights in 2010.
The Hilton Minneapolis benefits from over 40 million square feet of office space (90% leased) in the Minneapolis Central Business District. Twenty of the 21 Fortune 500 companies located in the state of Minnesota are headquartered in the Minneapolis-St. Paul metro area. These companies, which represent a diverse set of industries, generate business transient guests, providing a complement to the hotel’s group business base. In total, the hotel serves over 70,000 transient customers per year.

In addition to the strong growth prospects from group and transient business, the Company is evaluating two long-term return on investment opportunities to further enhance the Hilton Minneapolis’ market leading facility. The Company is exploring the conversion of 10,000 square feet of underutilized retail space into additional meeting space. Further, the property contains a large fine dining restaurant that has been closed since 2001. The Company believes this space has revenue generating opportunities by conversion into a leased restaurant outlet or a permanent meeting room facility. The Company did not rely on these return on investment opportunities in its acquisition underwriting, and such investment opportunities, if undertaken, are expected to enhance projected returns. These investment opportunities are still in the exploratory phase and remain subject to additional due diligence.
The operating results of the Hilton Minneapolis are expected to exhibit considerable seasonality. The following table presents a percentage breakdown of EBITDA for each of the trailing four quarters:

	Fiscal	Fiscal	Fiscal	Fiscal
	3Q 2009	4Q 2009	Q1 2010	Q2 2010
% of EBITDA	29%	37%	5%	29%
Allerton Hotel Mortgage Loan
As previously disclosed, the Company acquired the entire $69 million senior loan secured by the 443-room Allerton Hotel located on Magnificent Mile in Chicago, Illinois for approximately $60.5 million, a discount of $8.5 million from par value. The senior loan earns a blended stated interest rate of LIBOR plus 692 basis points including 5 percentage points of default interest. The loan matured in January 2010 and is currently in default.
The Company continues to pursue the foreclosure proceedings initially filed in April 2010 which, if successful, would result in DiamondRock owning a fee simple interest in the property. The Company has been advised that the foreclosure proceedings in Cook County are often expected to take eight to ten months from inception. However, no assurances can be given that the proceedings will be completed in this time frame or will be successful. The matter may be resolved without foreclosure if the current title holder repays the senior loan in full. If repaid in full during 2010, the Company expects to generate an IRR in excess of 25% on its investment.
According to the operator’s latest forecast, the Allerton is expected to achieve 2010 RevPAR growth of approximately 12.0% compared to the prior period and EBITDA which is significantly below the annual debt service and default interest due on the mortgage.
The Company will include all cash received from the senior loan on the Allerton in its Adjusted EBITDA and Adjusted FFO. Subsequent to the end of the second fiscal quarter the Company received cash interest payments from the borrower totaling $750,000. The Company’s 2010 Adjusted EBITDA and Adjusted FFO guidance assumes $2.5 million of cash received as payment of interest on the Allerton senior loan.

Earnings Call
The Company will host a conference call to discuss its second quarter results on Tuesday, July 27, 2010, at 2:00 pm Eastern Time (ET). To participate in the live call, investors are invited to dial 888-679-8034 (for domestic callers) or 617-213-4847 (for international callers). The participant passcode is 90666795. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. The Company owns 21 hotels with approximately 10,400 rooms as well as the senior loan on a 443-room hotel located in Chicago. The Company also has entered into a definitive purchase and sale agreement to acquire the 166-room Renaissance Charleston Historic District Hotel, which is expected to close in the third quarter, subject to the satisfaction of customary closing conditions. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the foreclosure proceedings on the Allerton Hotel; the Company’s ability to achieve the returns that it expects from the Hilton Minneapolis, Renaissance Charleston and the Allerton senior loan, including its expectations regarding the projected demand drivers in Minneapolis and Charleston; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company has signed a definitive agreement to purchase the Renaissance Charleston Historic District Hotel, there is a risk that the transaction may not close for a variety of reasons, including the failure of its completion of satisfactory due diligence and the failure to satisfy closing conditions. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures
The Company uses the following four non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.
EBITDA represents net (loss) income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company believes EBITDA is useful to an investor in evaluating its operating performance because it helps investors evaluate and compare the results of its operations from period to period by removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization) from its operating results. The Company also uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Preliminary Results for the Fiscal Quarter
	Ended June 18, 2010 (in 000s)
	Low End	High End
Net income	$250	$750
Interest expense	11,000	11,000
Income tax expense	3,500	3,000
Depreciation and amortization	19,000	19,000

EBITDA	$33,750	$33,750

	Full Year Forecast 2010 (in 000s)
	Low End	High End
Net loss	$(14,800)	$(10,800)
Interest expense	45,500	45,500
Income tax expense	3,500	5,500
Depreciation and amortization	88,000	86,000

EBITDA	$122,200	$126,200

	Acquisitions — 2010 Period of Ownership
	(in 000s)
		Renaissance
	Hilton Minneapolis	Charleston
Net income	$3,810	$630
Interest expense	—	—
Income tax expense	120	20
Depreciation and amortization	4,000	650

EBITDA	$7,930	$1,300

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net (loss) income determined in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

	Preliminary Results for the Fiscal Quarter
	Ended June 18, 2010 (in 000s)
	Low End	High End
Net income	$250	$750
Real estate related depreciation and amortization	19,000	19,000

FFO	$19,250	$19,750

FFO per share (basic and diluted)	$0.14	$0.14

	Full Year Forecast 2010 (in 000s)
	Low End	High End
Net loss	$(14,800)	$(10,800)
Real estate related depreciation and amortization	88,000	86,000

FFO	$73,200	$75,200

FFO per share (basic and diluted)	$0.51	$0.52

The Company also evaluates its performance by reviewing Adjusted EBITDA and Adjusted FFO because it believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding the Company’s ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), is beneficial to a complete understanding of the Company’s operating performance. The Company adjusts EBITDA and FFO for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDA and Adjusted FFO:
•	Non-Cash Ground Rent: The Company excludes the non-cash expense incurred from straight lining the rent from its ground lease obligations and the non-cash amortization of its favorable lease assets.

•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the Company’s acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. The Company excludes these one-time adjustments because they do not reflect its actual performance for that period.

•	Gains from Early Extinguishment of Debt: The Company excludes the effect of gains recorded on the early extinguishment of debt because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its hotels.

•	Impairment Losses: The Company excludes the effect of impairment losses recorded because it believes that including them in EBITDA and FFO is not consistent with reflecting the ongoing performance of its assets. In addition, the Company believes that impairment charges are similar to depreciation expense, which is also excluded from EBITDA and FFO.

•	Gains or Losses on Dispositions: The Company excludes the effect of gains or losses on dispositions from EBITDA because it believes that including them is not consistent with reflecting the ongoing performance of its remaining assets. In addition, gains and losses on dispositions are excluded from the calculation of FFO in accordance with NAREIT standards.

•	Acquisition Costs: The Company excludes acquisition transaction costs expensed during the period because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.

•	Mortgage Loan Interest Payments Received: The Company includes cash payments received on its senior loan secured by the Allerton Hotel in Adjusted EBITDA and Adjusted FFO. GAAP requires the Company to record the cash received from the borrower as a reduction of its basis in the mortgage loan due to the uncertainty over the timing and amount of cash payments on the loan. The Company believes that these cash payments reflect its return on its investment in the mortgage loan and should be included in Adjusted EBITDA and Adjusted FFO as they relate to the operating performance of the Company.

•	Other Non-Cash and / or Non-Recurring Items: The Company excludes the effect of certain non-cash and/or non-recurring items because it believes that including these costs in EBITDA and FFO is not consistent with the underlying performance of the Company.

	Preliminary Results for the Fiscal Quarter
	Ended June 18, 2010 (in 000s)
	Low End	High End
EBITDA	$33,750	$33,750
Acquisition costs	350	350
Non-cash ground rent	1,800	1,800
Non-cash amortization of unfavorable contract liabilities	(400)	(400)

Adjusted EBITDA	$35,500	$35,500

	Forecast Full Year 2010 (in 000s)
	Low End	High End
EBITDA	$122,200	$126,200
Acquisition costs	600	600
Non-cash ground rent	8,400	8,400
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Mortgage loan interest payments received	2,500	2,500

Adjusted EBITDA	$132,000	$136,000

	Acquisitions — 2010 Period of Ownership
	(in 000s)
	Hilton Minneapolis	Renaissance Charleston
EBITDA	$7,930	$1,300
Non-cash ground rent	670	—

Adjusted EBITDA	$8,600	$1,300

	Preliminary Results for the Fiscal Quarter
	Ended June 18, 2010 (in 000s)
	Low End	High End
FFO	$19,250	$19,750
Acquisition costs	350	350
Non-cash ground rent	1,800	1,800
Non-cash amortization of unfavorable contract liabilities	(400)	(400)

Adjusted FFO	$21,000	$21,500

Adjusted FFO per share (basic and diluted)	$0.15	$0.15

	Forecast Full Year 2010 (in 000s)
	Low End	High End
FFO	$73,200	$75,200
Acquisition costs	600	600
Non-cash ground rent	8,400	8,400
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)
Mortgage loan interest payments received	2,500	2,500

Adjusted FFO	$83,000	$85,000

Adjusted FFO per share (basic and diluted)	$0.57	$0.59